Exhibit 10.34

SECOND AMENDMENT TO

AGREEMENT TO LICENSE

This Second Amendment (“Amendment”) to the Agreement to License by and between Natural Alternatives International, Inc., a Delaware corporation (“NAI”), and Compound Solutions, Inc., a California corporation (“CSI”), dated effective as of July 1, 2011, as amend by that certain First Amendment to Agreement to License effective as of January 6, 2012 (“Agreement”), is made and entered into effective as of March 19, 2012 (“Effective Date”). Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

1. The term “CSI,” as used in the Agreement, including in each amendment to the Agreement, is revised to refer to Compound Solutions, Inc., together with its successors, transferees and assigns.

2. Schedule 1 to the Agreement is hereby replaced in its entirety with the Schedule 1 attached hereto.

3. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Delivery by facsimile or other electronic means of an executed counterpart hereof shall have the same force and effect as delivery of an originally executed counterpart hereof.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

NAI

Natural Alternatives International, Inc., a Delaware corporation

/s/ Kenneth E. Wolf
Kenneth E. Wolf, Chief Operating Officer & Chief Financial Officer

CSI

Compound Solutions, Inc., a California corporation

/Matthew Titlow
Matthew Titlow, Chief Executive Officer